EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1997, included in WPS Resources Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                                 ARTHUR ANDERSEN LLP



   Milwaukee, Wisconsin
   October 23, 1997